Exhibit 5.1

[Letterhead of Jones, Day, Reavis & Pogue]

October 18, 2002

JohnsonDiversey, Inc.
8310 16th Street
Sturtevant, Wisconsin 53177-0902

Re:	Registration Statement on Form S-4 for 9.625%
Senior Subordinated Notes Due 2012, Series B

Ladies and Gentlemen:

We have acted as counsel to JohnsonDiversey, Inc., a Delaware corporation (the “Company”), and the companies listed on Annex A hereto (each, a “Delaware and Ohio Guarantor” and collectively, the “Delaware and Ohio Guarantors”) in connection with the Company’s registration statement on Form S-4 (the registration statement on Form S-4, including any amendments and supplements thereto, is referred to herein as the “Registration Statement”) as filed with the Securities and Exchange Commission on July 31, 2002 under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the Company’s issuance and exchange (the “Exchange Offer”) of up to $300,000,000 aggregate principal amount of the Company’s 9.625% Senior Subordinated Notes due 2012, Series B (the “Dollar Exchange Notes”), to be registered under the Securities Act for an equal principal amount of the Company’s outstanding 9.625% Senior Subordinated Notes due 2012, Series A, denominated in U.S. dollars (the “Dollar Outstanding Notes”) and up to €225,000,000 aggregate principal amount of the Company’s 9.625% Senior Subordinated Notes due 2012, Series B (the “Euro Exchange Notes” and, together with the Dollar Exchange Notes, the “Exchange Notes”), to be registered under the Securities Act for an equal principal amount of the Company’s outstanding 9.625% Senior Subordinated Notes due 2012, Series A, denominated in euro (the “Euro Outstanding Notes” and, together with the Dollar Outstanding Notes, the “Outstanding Notes”). The Dollar Outstanding Notes were, and the Dollar Exchange Notes will be, issued pursuant to the Indenture, dated as of May 3, 2002 (the “Dollar Indenture”), among the Company, the Delaware and Ohio Guarantors, the companies listed on Annex B hereto (each, an “Other Guarantor” and collectively, the “Other Guarantors,” such Other Guarantors, together with the Delaware and Ohio Guarantors, the “Subsidiary Guarantors”) and BNY Midwest Trust Company, as trustee (the “Dollar Trustee”). The Euro Outstanding Notes were, and the Euro Exchange Notes will be, issued pursuant to the Indenture, dated as of May 3, 2002 (the “Euro Indenture” and, together with the Dollar Indenture, the “Indentures”), among the Company, the Subsidiary Guarantors and The Bank of New York, as trustee (the “Euro Trustee”). The Outstanding Notes are, and the Exchange Notes will be, guaranteed (collectively, the “Subsidiary Guarantees”) on a joint and several basis by the Subsidiary Guarantors.

JohnsonDiversey, Inc.
October 18, 2002

In rendering this opinion, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that:

1. When the Registration Statement has become effective under the Securities Act and the Dollar Exchange Notes are executed by the Company, authenticated by the Dollar Trustee in accordance with the Dollar Indenture and delivered in accordance with the terms of the Exchange Offer in exchange for the Dollar Outstanding Notes, the Dollar Exchange Notes will be validly issued by the Company and will constitute valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Dollar Indenture;

2. When the Registration Statement has become effective under the Securities Act and the Euro Exchange Notes are executed by the Company, authenticated by the Euro Trustee in accordance with the Euro Indenture and delivered in accordance with the terms of the Exchange Offer in exchange for the Euro Outstanding Notes, the Euro Exchange Notes will be validly issued by the Company and will constitute valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Euro Indenture;

3. When the Registration Statement has become effective under the Securities Act and the Subsidiary Guarantees of the Dollar Exchange Notes (each, a “Dollar Exchange Guarantee” and collectively, the “Dollar Exchange Guarantees”) of the Delaware and Ohio Guarantors are delivered in accordance with the terms of the Exchange Offer in exchange for the Subsidiary Guarantees of the Dollar Outstanding Notes (collectively, the “Dollar Outstanding Guarantees”) of the Delaware and Ohio Guarantors, the Dollar Exchange Guarantee of each Delaware and Ohio Guarantor will be validly issued by that Delaware and Ohio Guarantor and will constitute a valid and binding obligation of that Delaware and Ohio Guarantor enforceable in accordance with its terms and entitled to the benefits of the Dollar Indenture;

4. When the Registration Statement has become effective under the Securities Act and the Subsidiary Guarantees of the Euro Exchange Notes (each, a “Euro Exchange Guarantee” and collectively, the “Euro Exchange Guarantees,” such Euro Exchange Guarantees, together with the Dollar Exchange Guarantees, the “Exchange Guarantees”) of the Delaware and Ohio Guarantors are delivered in accordance with the terms of the Exchange Offer in exchange for the Subsidiary Guarantees of the Euro Outstanding Notes (collectively, the “Euro Outstanding Guarantees”) of the Delaware and Ohio Guarantors, the Euro Exchange Guarantee of each Delaware and Ohio Guarantor will be validly issued by that Delaware and Ohio Guarantor and will constitute a valid and binding obligation of that Delaware and Ohio Guarantor enforceable in accordance with its terms and entitled to the benefit of the Euro Indenture;

5. When the Registration Statement has become effective under the Securities Act and the Dollar Exchange Guarantees of the Other Guarantors are delivered in accordance with

JohnsonDiversey, Inc.
October 18, 2002

the terms of the Exchange Offer in exchange for the Dollar Outstanding Guarantees of the Other Guarantors, the Dollar Exchange Guarantee of each Other Guarantor will constitute a valid and binding obligation of that Other Guarantor enforceable in accordance with its terms and entitled to the benefits of the Dollar Indenture; and

6. When the Registration Statement has become effective under the Securities Act and the Euro Exchange Guarantees of the Other Guarantors are delivered in accordance with the terms of the Exchange Offer in exchange for the Euro Outstanding Guarantees of the Other Guarantors, the Euro Exchange Guarantee of each Other Guarantor will constitute a valid and binding obligation of that Other Guarantor enforceable in accordance with its terms and entitled to the benefit of the Euro Indenture.

The opinions set forth above are subject to the following assumptions, qualifications and limitations:

For purposes of our opinions set forth in paragraphs 5 and 6 with respect to the Exchange Guarantees of the Other Guarantors, we assume that (a) each Other Guarantor is an organization validly existing and in good standing in its jurisdiction of formation, has all requisite power and authority, and has obtained all requisite organizational, third party and governmental authorizations, consents and approvals, and made all filings and registrations required to enable it to execute, deliver and perform its Euro Exchange Guarantees, (b) such execution, delivery and performance will not violate or conflict with any law, rule, regulation, order, decree, judgment, instrument or agreement binding upon or applicable to it or its properties and (c) each Exchange Guarantee of such Other Guarantor has been duly executed by such Other Guarantor.

Our opinions with respect to the enforceability of, and the obligations referred to in, the Exchange Notes and Exchange Guarantees are subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, voidable preference, moratorium or other similar laws of general applicability relating to or affecting creditors’ rights and remedies generally and (ii) general principles of equity, regardless of whether such enforceability is considered in a proceeding at equity or at law, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the availability of the remedy of specific performance or injunctive relief, and (iii) the fact that determination of damages and entitlement for reimbursement for costs and expenses (including without limitation, attorneys’ fees) is within the judicial discretion of the court before which such relief is requested.

For purposes of our opinions insofar as they relate to the Subsidiary Guarantors, we have assumed that the obligations of each of the Subsidiary Guarantors under the Exchange Guarantees are, and would be deemed by a court of competent jurisdiction to be, necessary or convenient to the conduct, promotion or attainment of the business of the respective Subsidiary Guarantor. For purposes of our opinions as they relate to the Exchange Guarantees by DuBois International, Inc., an Ohio corporation (“DuBois”), we have assumed that DuBois’ obligations under its Exchange Guarantees are, and would be deemed by a court of competent jurisdiction to be, in furtherance of its corporate purposes.

JohnsonDiversey, Inc.
October 18, 2002

Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of New York, the General Corporation Law of the State of Delaware, including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting such law and, solely with respect to opinions expressed with respect to DuBois, Chapter 1701 of the Ohio Revised Code. We express no opinion with respect to any other law of the State of Delaware, the State of Ohio or any other jurisdiction.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us with respect to this opinion under the caption “Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/    Jones, Day, Reavis & Pogue

ANNEX A

Auto-C, LLC
The Butcher Company
DuBois International, Inc.
Integrated Sanitation Management, Inc.
JD Real Estate Subsidiary, LLC
Johnson Diversey Puerto Rico, Inc.
Johnson Diversey Shareholdings, Inc.
Johnson Diversey Subsidiary #1 LLC
Johnson Wax Diversey Shareholdings, Inc.
Prism Sanitation Management, LLC
Professional Shareholdings, Inc.
Whitmire Mirco-Gen Research Laboratories, Inc.

ANNEX B

Chemical Methods Associates, Inc.
Chemical Methods Leasco, Inc.
Johnson Diversey Cayman, Inc.
Johnson Polymer, LLC
JWP Investments, Inc.
U S Chemical Corporation